UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2016

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Road, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2016, Kathleen M. Oswald was elected for the first time to the Board of Directors of A. Schulman, Inc. (the “Company”) to serve a term expiring at the 2017 Annual Meeting of Stockholders or upon her successor being elected and qualified. A copy of the press release announcing the appointment of Dr. Oswald is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Ms. Oswald, 67, currently serves as Senior Vice President and Chief Human Resources Officer for Henry Ford Health System, one of the nation’s leading health care providers, a position she has held since 2007. Since 2008, Ms. Oswald has served as a director and as Chief Administrative Officer for H2O Energy, Ltd., a conservation and renewable energy company. Ms. Oswald also serves as a director and a member of the executive committee for the Great Lakes Center for the Arts, a nonprofit organization focused on the performing arts, a position she has held since 2016. In addition, Ms. Oswald serves on the executive committee and as co-chair of the nominating committee for Inforum, a nonprofit professional organization focused on creating strategic connections and accelerating careers for women, roles she has served since 2016. Since 2014, Ms. Oswald has served on the executive committee for the American Society of Employers, a nonprofit employer association serving human resource business communities.

Following her election as director, Ms. Oswald was appointed to serve on the Compensation Committee and Nominating and Corporate Governance Committee of the Company’s Board of Directors.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On December 9, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) for the purposes of: (i) electing eight directors for a term expiring at the 2017 Annual Meeting of Stockholders; (ii) ratifying the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2017; and (iii) approving, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in its proxy statement. As of the close of business on October 14, 2016, the record date for the Annual Meeting, there were 29,441,860 shares of common stock, $1.00, par value, outstanding and entitled to vote. At the Annual Meeting, 28,008,978, or approximately 95.13%, of the outstanding shares of common stock entitled to vote, were represented in person or by proxy. All director nominees were elected, and all proposals were approved by the stockholders. The proposal to approve on an advisory basis the compensation of the Company’s named executive officers was approved by 96.77% of shares voted at the Annual Meeting (excluding broker non-votes). The detailed results of the voting at the Annual Meeting as announced by the Company are as follows:

1.	Election of eight directors:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Eugene R. Allspach	25,101,745	611,982	8,995	2,286,256
Gregory T. Barmore	24,987,966	725,902	8,854	2,286,256
David G. Birney	24,987,910	724,870	9,942	2,286,256
Joseph M. Gingo	22,966,004	2,746,666	10,052	2,286,256
Lee D. Meyer	24,992,474	722,278	7,970	2,286,256
James A. Mitarotonda	24,593,770	1,120,003	8,949	2,286,256
Ernest J. Novak, Jr.	24,848,306	866,588	7,828	2,286,256
Kathleen M. Oswald	25,516,360	196,000	10,362	2,286,256

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,048,274	196,000	10,362	0

3.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,891,962	750,400	80,360	2,286,256

ITEM 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated December 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By: /s/ Andrean R. Horton
Andrean R. Horton
Executive Vice President & Chief Legal Officer

Date: December 12, 2016